SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - August 11, 2015
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 11, 2015, AK Steel Corporation issued a press release, a copy of which is attached hereto as Exhibit No. 99.1 and incorporated by reference herein, announcing that it has joined other major domestic steel producers in filing anti-dumping and counter-vailing duty petitions related to hot-rolled steel. The anti-dumping petitions charge that unfairly-traded imports of certain hot-rolled steel flat products from Australia, Brazil, Japan, South Korea, the Netherlands, Turkey and the United Kingdom are causing material injury to the domestic industry. The petitions allege that producers in each of the seven countries are selling hot-rolled steel in the U.S. market at less than fair value. The petitions also allege that the foreign producers in Brazil, South Korea, and Turkey benefit from numerous counter-vailable subsidies provided by their governments. The petitions identify 33 different subsidy programs in Brazil, 41 subsidy programs in South Korea, and 17 subsidy programs in Turkey.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Press Release issued on August 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: August 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on August 11, 2015